                                                                    EXHIBIT 10.6



                              EMPLOYMENT AGREEMENT

                                 BY AND BETWEEN

                      FLOUR CITY ARCHITECTURAL METALS, INC.

                                       AND

                                MICHAEL J. RUSSO

                              EMPLOYMENT AGREEMENT
                                    I N D E X

1.     EMPLOYMENT.....................................................................1

2.     TITLES AND DUTIES..............................................................1
       2.1   Initial Appointments.....................................................1

3.     COMPENSATION...................................................................2
       3.1   Base Salary..............................................................2
       3.2   Benefits.................................................................2

4.     STOCK PURCHASE RIGHTS..........................................................4
       4.1   Stock Purchase Rights....................................................4
       4.2   Disposition of Shares....................................................4
       4.3   Transfer Restrictions....................................................6
       4.4   Employer's Repurchase Right..............................................6
       4.5   Fractional Shares........................................................8
       4.6   Additional Shares or Substituted Securities..............................8
       4.7   Special Termination of Repurchase Right..................................9
       4.8   Cancellation of Shares...................................................9
       4.9   Additional Rights.......................................................10

5.     DISABILITY OR DEATH...........................................................10

6.     TERMINATION...................................................................11
       6.1   Termination by Employer.................................................11
       6.2   Termination by Executive................................................12

7.     ARBITRATION...................................................................12

8.     PLACE OF PERFORMANCE..........................................................13

9.     NON-DISCLOSURE................................................................13

10.    NON-COMPETITION AND NON-SOLICITATION..........................................14

11.    ASSIGNMENT OF WORK PRODUCT....................................................15


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

12.    GENERAL PROVISIONS............................................................15
       12.1  Governing Law and Jurisdiction..........................................15
       12.2  Notices.................................................................15
       12.3  Attorneys' Fees.........................................................15
       12.4  Complete Agreement......................................................16
       12.5  Binding.................................................................16
       12.6  Authority...............................................................16
       12.7  Number and Gender.......................................................17
       12.8  Failure to Object Not a Waiver..........................................17
       12.9  Unenforceable Terms.....................................................17
       12.10 Execution in Counterparts...............................................17
       12.11 Further Assurance.......................................................17
       12.12 CrossReferences.........................................................18
       12.13 Miscellaneous Provisions................................................18


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
                              EMPLOYMENT AGREEMENT

       THIS EMPLOYMENT AGREEMENT ("Agreement"), is made and entered on the 16th day of January, 1997 (the "Execution Date"), by and between Flour City International, Inc., a Nevada corporation ("Company"); Flour City Architectural Metals, Inc., a Delaware corporation ("Employer"); and Michael J. Russo ("Executive"), (Employer and Executive are sometimes hereinafter referred to collectively as the "Parties" and individually as a "Party").

                                    RECITALS

        A. Employer is a company engaged in the business of engineering, management and construction of custom curtain wall projects; and

        B. Executive has particular and peculiar knowledge and background in performing executive level management services and related activities for a business of this nature; and

        C. The parties hereto desire to enter into an Agreement whereby the Executive's services will be made available to Employer.

        NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, the parties hereto agree as follows:

        1.     EMPLOYMENT

        Employer shall employ Executive as its President and Chief Executive Officer for a term of five (5) consecutive years (the "Term"), commencing on January 1, 1997 (the "Effective Date"). The employment relationship created by this Agreement may only be terminated prior to the expiration of the Term in accordance with the provisions of Sections 5 and 6 hereof and in accordance with the terms and conditions contained therein.

        2.     TITLES AND DUTIES.

        2.1    INITIAL APPOINTMENTS.

        Subject at all times to the supervision and direction of Employer's Board of Directors, Executive shall be employed as the President and Chief Executive Officer of Employer to perform such executive and other duties relating to the business and operations of the Company and any present or future subsidiaries or affiliates thereof as are delegated or assigned to the Executive from time to time by such Board of Directors and are consistent with the position of President and Chief Executive Officer. Executive shall faithfully and diligently perform all duties and will promote and advance the business and affairs of Employer.

        3.     COMPENSATION.

        3.1    BASE SALARY.

               3.1.1 Executive will be paid an annual base salary of $130,000 ("Base Salary") commencing as of the Effective Date. The Base Salary shall be payable in equal bi-weekly installments.

               3.1.2 Executive's Base Salary shall be evaluated on an annual basis by the Board of Directors. Executive's Base Salary may be increased in the sole discretion of the Board of Directors, but never decreased during the Term, without the consent of Executive.

        3.2    BENEFITS.

        In addition to the Base Salary, Executive shall receive the following benefits:

               3.2.1 During the period for which Executive is employed by Employer, Employer shall purchase medical health insurance for Executive (which health insurance shall also cover Executive's spouse and certain children) of the type and in such amounts as is available from time to time to all other executives of Employer;

               3.2.2 During the period for which Executive is employed by Employer, Executive shall be entitled to (a) a vacation period each year of fifteen (15) business days and (b) additional holidays customarily observed by Employer, and during such time, Executive's compensation shall be paid in full; provided, however, that if Executive does not take all or a portion of the vacation time to which Executive is entitled hereunder, Employer shall compensate Executive therefor on such terms as Employer and Executive may mutually agree;

               3.2.3 During the period for which Executive is employed by Employer, and within five (5) business days of the submission of the appropriate documentation by Executive,


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
Executive shall be reimbursed by Employer for all ordinary and necessary business expenses reasonably incurred by Executive in the performance of Executive's duties, provided that:

                   3.2.3.1 Each such expenditure is of a nature qualifying it as a proper business expense of Employer; and

                   3.2.3.2 Executive furnishes to Employer adequate records and other documentation as may be reasonably required by Employer for the substantiation of such expenditures as a business expense of Employer.

               3.2.4 During the period for which Executive is employed by Employer, Executive shall be entitled to the use of an automobile which shall be purchased or leased at the Employer's expense; provided that, Executive shall be responsible for any taxes associated with Executives personal use of the automobile.

        4.     STOCK PURCHASE RIGHTS.

        4.1    STOCK PURCHASE RIGHTS

               4.1.1 Subject to and upon the terms and conditions set forth in this Section 4, Executive is hereby granted the exclusive right to purchase a total of 500,000 shares of Company's Common Stock (the "Shares"), representing five percent (5%) of the total issued and outstanding shares of Company as of the Effective Date, at the price of $.0001 per Share (the "Purchase Price").

               4.1.2 By executing this Agreement, Executive hereby warrants and represents that Executive will acquire the Shares for Executive's own account and not with a view to their resale or distribution and that Executive is prepared to hold the Shares for an indefinite period and has no present intention to sell, distribute or grant any participating interests in the Shares. Executive hereby acknowledges the fact that the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), and that Company is issuing the Shares to Executive in reliance on the representations made by Executive herein.


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
               4.1.3 Executive hereby confirms that Executive has been informed that the Shares may not be resold or transferred unless the Shares are first registered under Federal and applicable state securities laws or an exemption therefrom is available. Accordingly, Executive hereby acknowledges that Executive is prepared to hold the Shares for an indefinite period and that Executive is aware that Rule 144 of the Securities and Exchange Commission issued under the 1933 Act is not presently available to exempt the sale of the Shares from the registration requirements of the 1933 Act. Should Rule 144 subsequently become available, Executive is aware that any sale of the Shares effected pursuant to Rule 144 may, depending upon the status of Executive as an "affiliate" or "non-affiliate" under the Rule, be made only in limited amounts in accordance with the provisions of the Rule, and that in no event may any Shares be sold pursuant to the Rule until Executive has held the Shares for the requisite holding period following payment in full for the Shares.

               4.1.4 Executive represents and warrants that Executive has a preexisting business or personal relationship with the officers and directors of Company, that Executive is aware of the business affairs and financial condition of Company and that Executive has such knowledge and experience in business and financial matters with respect to companies in business similar to Company's which enables Executive to evaluate the risks of the prospective investment and to make an informed investment decision with respect thereto. Executive further represents and warrants that Company has made available to Executive the opportunity to ask questions and receive answers from Company concerning the terms and conditions of the issuance of the Shares and that Executive could be reasonably assumed to have the capacity to protect Executive's own interests in connection with such investment.

        4.2    DISPOSITION OF SHARES.

               4.2.1 Executive hereby agrees that Executive shall make no disposition of the Shares (other than a permitted transfer under paragraph 4.3.1) unless and until:


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
               (a) Executive shall have notified Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition;

               (b) Executive shall have complied with all requirements of this Agreement applicable to the disposition of the Shares; and

               (c) Executive shall have provided Company with written assurances, in form and substance satisfactory to Company that (i) the proposed disposition does not require registration of the Shares under the 1933 Act or
(ii) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act has been taken.

               Company shall not be required (i) to transfer on its books any Shares which have been sold or transferred in violation of the provisions of this Section 4 or (ii) to treat as the owner of the Shares, or otherwise to accord voting or dividend rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.

               4.2.2 In order to reflect the restrictions on disposition of the Shares, the stock certificates for the Shares will be endorsed with restrictive legends, including the legends substantially as follows:

        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER SUCH ACT, (B) A "NO ACTION" LETTER OF THE SECURITIES AND EXCHANGE COMMISSION WITH RESPECT TO SUCH SALE OR OFFER, OR SATISFACTORY ASSURANCES TO THE CORPORATION THAT REGISTRATION UNDER SUCH ACT IS NOT REQUIRED WITH RESPECT TO SUCH SALE OR OFFER.

        THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF A WRITTEN AGREEMENT, DATED JANUARY 16, 1997 BETWEEN THE CORPORATION AND THE REGISTERED HOLDER OF THE SHARES (OR ITS ASSIGNEES) WHICH CONTAINS CERTAIN RIGHTS OF REPURCHASE


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
         UPON THE SALE, ASSIGNMENT, TRANSFER, ENCUMBRANCE OR OTHER DISPOSITION OF THE CORPORATION'S SHARES OR UPON TERMINATION OF SERVICE WITH THE CORPORATION. THE CORPORATION WILL, UPON WRITTEN REQUEST, FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

               4.2.3 Until such time as Company actually exercises its repurchase rights under this Agreement, Executive (or any successor in interest) shall have all the rights of a stockholder (including voting and dividend rights) with respect to the Shares, subject, however, to the transfer restrictions of this Section 4.

        4.3    TRANSFER RESTRICTIONS.

               4.3.1 Executive shall not transfer, assign, encumber or otherwise dispose of any of the Shares which are subject to Company's repurchase rights under this Section 4. Such restrictions on transfer, however, shall not be applicable to (i) a gratuitous transfer of the Shares made to the Executive's spouse or issue, including adopted children, or to a corporation, trust or partnership for the exclusive benefit of the Executive or the Executive's spouse or issue, or (ii) a transfer of title to the Shares effected pursuant to the Executive's will or the laws of intestate succession.

               4.3.2 Each person (other than Company) to whom the Shares are transferred by means of one of the permitted transfers specified in paragraph
4.3.1 must, as a condition precedent to the validity of such transfer, acknowledge in writing, the Company's repurchase rights granted hereunder, to the same extent such shares would be so subject if retained by the Executive.

        4.4    COMPANY'S REPURCHASE RIGHT.

               4.4.1 The Company may repurchase all or any portion of the Shares purchased by Executive hereunder, at the Purchase Price (the "Repurchase Right") in which the Executive has not acquired a vested interest in accordance with the vesting provisions of paragraph 4.4.3 (such shares to be


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
hereinafter called the "Unvested Shares"), solely in the event that Executive's employment with the Company is terminated for any reason. Company's Repurchase Rights with respect to the Unvested Shares shall be exercisable at any time for a period of ninety (90) days following the effective date of Executives termination of employment with the Company.

               4.4.2 The Repurchase Right shall be exercisable by written notice delivered to the Executive prior to the expiration of Company's Repurchase Right. The notice shall indicate the number of Unvested Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of notice. Executive shall, prior to the close of business on the date specified for the repurchase, deliver to the Secretary of the Company the certificates representing the Unvested Shares to be repurchased, each certificate to be properly endorsed for transfer. Company shall, concurrently with the receipt of such stock certificates, pay to Executive in cash or cash equivalents (including the cancellation of any purchase-money indebtedness), an amount equal to the Purchase Price for the Unvested Shares which are to be repurchased.

               4.4.3 The Repurchase Right shall terminate with respect to any Unvested Shares for which it is not timely exercised under paragraph 4.4.2. In addition, the Repurchase Right shall terminate, and cease to be exercisable, with respect to any and all Shares in which the Executive vests in accordance with the following schedule. Executive shall acquire a vested interest in, and the Repurchase Right shall lapse with respect to, the Shares in accordance with the following provisions:

                      (i) Twenty percent (20%) of the Shares purchased by Executive shall vest one (1) year from the Effective Date; provided, that, Company has "earnings before income taxes" ("EBIT") for the Company's 1997 fiscal year ending during this period in excess of $2,000,000;

                      (ii) Twenty percent (20%) of the Shares purchased by Executive shall vest two (2) years from the Effective Date; provided, that, Company has EBIT for the Company's 1998 fiscal year ending during this period in excess of $3,000,000; or "cumulative EBIT"


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
 ("CEBIT") in excess of $6,000,000; for purposes of this Section 4, CEBIT means the cumulative annual fiscal EBIT during the term of this Agreement through the date of calculation;

                      (iii) Twenty percent (20%) of the Shares purchased by Executive shall vest three (3) years from the Effective Date; provided, that, Company has EBIT for Company's 1999 fiscal year ending during this period in excess of $4,000,000; or CEBIT in excess of $10,800,000;

                      (iv) Twenty percent (20%) of the Shares purchased by Executive shall vest four (4) years from the Effective Date; provided, that, Company has EBIT for Company's 2000 fiscal year ending during this period in excess of $5,000,000; or CEBIT in excess of $16,800,000; and

                      (v) Twenty percent (20%) of the Shares purchased by Executive shall vest five (5) years from the Effective Date; provided, that, Company has EBIT for Company's 2001 fiscal year ending during this period in excess of $6,000,000; or CEBIT in excess of $24,000,000.

        In the event Company does not have the requisite EBIT or CEBIT for its fiscal year ending during any of the foregoing annual periods in which a determination is made as to whether that portion of Shares vest, then all such Shares attributable to that annual period shall be treated and shall remain Unvested Shares until December 31, 2001 at which time all previously Unvested Shares shall automatically vest and the Company's Repurchase Right shall terminate.

        4.5    FRACTIONAL SHARES.

        No fractional shares shall be repurchased by Company. Accordingly, should the Repurchase Right extend to a fractional share, then such fractional share shall be added to any fractional share in which the Executive is at such time vested in order to make one whole vested share no longer subject to the Repurchase Right.

        4.6    ADDITIONAL SHARES OR SUBSTITUTED SECURITIES.

        In the event of any stock dividend, stock split, recapitalization or other transaction affecting the Employer's outstanding Common Stock as a class without receipt of consideration, then any new, substituted or additional securities or other property (including money paid other


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
than as a regular cash dividend) which is by reason of any such transaction distributed with respect to the Shares shall be immediately subject to the Repurchase Right, but only to the extent the Shares are at the time covered by such right. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number of Shares for all purposes relating to the Repurchase Right. Appropriate adjustments shall also be made to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Employer's capital structure; provided, however, that the aggregate purchase price shall remain the same.

        4.7    SPECIAL TERMINATION OF REPURCHASE RIGHT.

        In the event of any of the following transactions (a "Corporate Transaction"), other than a Corporate Transaction that occurs during the initial 12 months following the Effective Date:

               (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Company is incorporated,

               (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company, or

               (iii) any other corporate reorganization or business combination in which fifty percent (50%) or more of the outstanding voting stock of the Company is transferred, or exchanged through merger, to different holders in a single transaction of the Company or a series of related transactions, then the Company shall terminate the Repurchase Right in whole as of the effective date of the Corporate Transaction.

        4.8    CANCELLATION OF SHARES.

        If the Company (or its assignees) shall make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be repurchased in accordance with the provisions of this Agreement, then from and after such time, the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement), and such shares shall be deemed purchased in accordance with the applicable provisions hereof and the Company (or its assignees) shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered to the Company pursuant to this Agreement.

        4.9    ADDITIONAL RIGHTS.

        The shares of Company's common stock issued to Executive hereunder, shall be in addition to any additional stock or stock options which may be granted to Executive by Company from time to time hereafter. In the event Executive is granted stock options during Executive's association with Company, the number of shares of common stock subject to the option and the price per share thereof shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Company's common stock resulting from any subdivision or consolidation of shares of Company's common stock or the payment of a stock dividend (but only on common stock) or any other increases or decrease in the number of such shares affected without the receipt of consideration by Company. The issuance of shares of common stock upon the conversion of convertible securities shall be treated as an issuance for which Company received consideration for this purpose.

        5.     DISABILITY OR DEATH.

        Employer shall have the right to terminate this Agreement in the event of Executive's death or if Executive becomes permanently disabled. In the event of Executive's permanent disability, Employer shall continue to pay the Base Salary that would have otherwise been earned by Executive for a period of six
(6) months from the date of certification by an attending physician; provided, however, that Employer's obligation hereunder shall be reduced to the extent of any disability insurance payments received by Executive. In the event of the death of Executive, Executive's estate will receive the Base Salary that would have otherwise been earned by Executive for a period of twelve (12) months. For purposes of this Agreement, the phrase


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
"permanently disabled" shall mean the inability of Executive to perform Executive's duties hereunder for a continuous period of more than three (3) consecutive months during any twelve (12) month period. Such permanent disability shall be determined by Executive's attending physician.

        6.     TERMINATION.

        6.1    TERMINATION BY EMPLOYER.

               6.1.1 Except as expressly provided in Section 5 hereof Employer may terminate Executive's employment hereunder for "cause" only in accordance with the provisions of this Section 6.1.1, or "without cause" only in accordance with the provisions of Section 6.1.2 hereinbelow. For purposes of this Agreement, the term "cause" shall mean a material breach of this Agreement by Executive or the willful and continued failure by Executive to substantially perform Executive's duties hereunder. In the event termination is for cause, Employer is not required to give advance notice to Executive. Employer will continue the payment of Base Salary and all benefits provided for herein for a ten (10) day period following notice of termination

               6.1.2 Employer may terminate Executive's employment without cause only in the event that Employer incurs a "net loss" for two (2) consecutive quarters in excess of $250,000 per quarter; or absent such losses, only upon the approval of a majority of Employer's Board of Directors, and if employed by Employer at such time, the consent of either Bryan Willis or Roger Ulbricht. In the event Executive's employment is terminated without cause Executive shall receive not less than sixty (60) days prior written notice of such action. Except as provided in Section 5 hereof, in the event of termination without cause, Employer shall continue the payment of Executive's Base Salary and all benefits provided for herein for a period of six (6) months following date of termination.



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
        6.2    TERMINATION BY EXECUTIVE.

               6.2.1 Executive may terminate Executive's employment hereunder for "cause" only in accordance with the provisions of this Section 6.2.1, or "without cause" only in accordance with the provisions of Section 6.2.2 hereinbelow. For purposes of this Agreement, the term "cause" shall mean a material breach of this Agreement by Employer which breach has not been cured within thirty (30) days after a written demand for such performance is delivered to Employer by Executive that specifically identifies the manner in which Executive believes that Employer has breached this Agreement. In the event of such termination, Employer will continue the payment of the Base Salary and all benefits provided for in Section 3 hereof until the expiration of one (1) year from the date of termination.

               6.2.2 Executive may terminate Executive's employment hereunder without cause at any time following the expiration of eighteen (18) months from the Effective Date and only upon giving not less than three (3) months prior written notice to Employer. In the event of such termination, Employer will continue the payment of the Executive's Base Salary and all benefits provided for in Section 3 hereof through the date of termination.

        7.     ARBITRATION.

        In the event of any disagreement or controversy between Executive and Employer arises out of or in connection with this Agreement, including without limitation, the performance of the Parties hereunder, the same shall be submitted to arbitration in accordance with the rules of the American Arbitration Association and the Parties hereto agree that a decision of the arbitrator shall be binding on the Parties hereto and each Party hereto agrees to comply with any such decision; provided, that, Employer shall be entitled to seek injunctive or equitable relief in any court of competent jurisdiction for a breach or alleged breach by Executive of any provision contained in Sections 9 or 10 of this Agreement.


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
        8.     PLACE OF PERFORMANCE.

        It is contemplated that Executive will perform a majority of Executive's principal duties at Employer's principal place of business located at 915 Riverview Drive, Johnson City, Tennessee 37601 or at such other location as Employer may decide.

        9.     NON-DISCLOSURE

        Executive understands that certain information regarding Employer's business may be disclosed to Executive during the course of Executive's association with Employer. Such information may include, but is not limited to client and potential client names, addresses, telephone numbers and project information; mailing labels; project report forms; actual or potential bidding data for current or potential projects; information regarding pending projects or proposals; methods of quotation, production or engineering, including quality control and project management; business plans and projections; new product, facility and expansion plans; pricing information, including price lists, quotation guides, previous or outstanding quotations, equipment prices and billing information; estimating programs and methodology; techniques used in, approaches or results of any market research; advertising sources; employee salaries, contract, project and wage information; financial information regarding Employer and its business; customer information reports; and marketing plans and programs; whether written, verbal or contained on computer hardware or software, diskette, tape microfiche or other media ("Information"). This Information is of substantial value and highly confidential, is not known to the general public, is the subject of reasonable efforts to maintain its secrecy, constitutes the professional and trade secrets of Employer and is being provided and disclosed to Executive solely for use in connection with Executives employment with Employer.

        In consideration of such employment and receipt of Information, Executive agrees that Executive: (i) will regard and preserve the Information as highly confidential and as the trade secrets of Employer; (ii) will not disclose, nor permit to be disclosed, any of the Information to any person or entity, absent consent and approval from Employer; (iii) will not make any use of


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
the Information for Executive's own benefit or for the benefit of any person or entity other than Employer; (iv) will return all of the Information, including but not limited to formulations, customer lists, books maintained by Employee, source lists, to Employer within twenty-four (24) hours after request for same; and (v) will comply with all of the provisions contained in this Section 9 during the Term of this Agreement and at all times following the termination of this Agreement.

        10.    NON-COMPETITION AND NON-SOLICITATION

        Executive agrees and represents to Employer that for so long as Executive is an employee or director of Employer and for a period of one (1) year thereafter, Executive will not, as principal, employer, stockholder, co-partner, employee or in any other individual or representative capacity whatsoever, enter into or engage, directly or indirectly, anywhere within the World, in any business which is in any way directly competitive with the business of Employer, and Executive will not acquire or own or become a partner, employer, stockholder, officer or director of any company engaged in the business of engineering, management or construction of curtain wall projects; provided, however, that the preceding provision shall not be construed to prevent Executive from owning less than five percent (5%) of the equity of any public entity engaged in the curtain wall industry, whether or not such entity is engaged in a business in competition with the business conducted by Employer.

        Executive further agrees that during Executive's association with Employer and for a period of one (1) year thereafter, Executive will not directly or indirectly, solicit, communicate with or otherwise contact any of Employer's customers or potential customers for the purpose of conducting any engineering, management or construction of curtain wall business which business is not the Employer's business. Executive agrees that Executive will not directly or indirectly, employ, solicit for employment or advise or recommend to any other person that they employ or solicit for employment, any person employed by Employer during the Term of this Agreement or at any time following the termination of this Agreement.


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
        11.    ASSIGNMENT OF WORK PRODUCT

        Executive agrees that the fruits of Executive's labor and efforts as an employee of Employer shall belong solely to Employer and Executive shall have no proprietary or other rights relating to such work product.

        12.    GENERAL PROVISIONS.

        12.1   GOVERNING LAW AND JURISDICTION.

        This Agreement shall be governed by and interpreted in accordance with the laws of the State of Tennessee.

        12.2   NOTICES.

        All notices and other communications provided for or permitted hereunder shall be made by hand delivery, first class mail, telex or telecopier, addressed as follows:

        PARTY                  ADDRESS

        Employer:              Flour City Architectural Metals, Inc.
                               915 Riverview Drive
                               Johnson City, TN 37601


        Executive:             Michael Russo
                               4306 Summerfield Dr.
                               Piney Flats, TN 37686

        All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five (5) business days after deposit in any United States Post Office in the Continental United States, postage prepaid if mailed or if sent via professional carrier service provided all fees are prepaid; when answered back, if telexed; and when receipt is acknowledged or confirmed, if telecopied.

        12.3   ATTORNEYS' FEES.

         In the event a dispute arises with respect to this Agreement, the party prevailing in such dispute shall be entitled to recover all expenses, including, without limitation, reasonable attorneys' fees and expenses incurred in ascertaining such party's rights and in preparing to enforce or in enforcing such party's rights under this Agreement.

        12.4   COMPLETE AGREEMENT.

        This Agreement supersedes any and all other agreements, either oral or in writing, between the Parties with respect to the subject matter hereof and contains all of the covenants and agreements between the Parties with respect to such subject matter in any manner whatsoever. Each Party to this Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any Party, or anyone herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. This Agreement may be changed or amended only by an amendment in writing signed by all of the Parties or their respective successors-in-interest.

        12.5   BINDING.

        The Agreement shall be binding upon and inure to the benefit of the successors-in-interest, assigns and personal representatives of the respective Parties. If Executive should die while any amount would still be payable to Executive hereunder if Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee.

        12.6   AUTHORITY.

        Each of the Parties hereby represents and warrants to the other that:
(a) he/she/it has the power and authority to enter into this Agreement, and (b) the execution, delivery and performance of this Agreement do not and will not violate the terms of any agreement or other instrument to which he/she/it is a party or by which he/she/it is bound. Employer further represents and warrants to Executive that this Agreement has been duly authorized by all necessary corporate action and has been duly and validly executed and delivered by Employer and constitutes the valid and binding obligation of Employer, enforceable against Employer in accordance with its terms.

        12.7   NUMBER AND GENDER

        Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders and the word "person" shall include corporation, firm, partnership or other form of association.

        12.8   FAILURE TO OBJECT NOT A WAIVER.

        The failure of either Party to this Agreement to object to or to take affirmative action with respect to any conduct of the other which is in violation of the terms of this Agreement, shall not be construed as a waiver or continuing waiver of the violation or breach or of any future violation, breach or wrongful conduct.

        12.9   UNENFORCEABLE TERMS.

        Any provision hereof prohibited by law or unenforceable under the law of any jurisdiction in which such provision is applicable shall as to such jurisdiction only be ineffective without affecting any other provision of this Agreement. To the full extent, however, that such applicable law may be waived to the end that this Agreement be deemed to be a valid and binding agreement enforceable in accordance with its terms, the Parties hereto hereby waive such applicable law knowingly and understanding the effect of such waiver.

        12.10  EXECUTION IN COUNTERPARTS.

        This Agreement may be executed in several counterparts and when so executed shall constitute one agreement binding on all the Parties, notwithstanding that all the Parties are not signatory to the original and same counterpart.

        12.11  FURTHER ASSURANCE.

        From time to time each Party will execute and deliver such further instruments and will take such other action as any other Party may reasonably request in order to discharge and perform their obligations and agreements hereunder and to give effect to the intentions expressed in this Agreement.

        12.12  CROSS-REFERENCES.

        All cross-references in this Agreement, unless specifically directed to another agreement or document, refer to provisions in this Agreement, and shall not be deemed to be referenced to the overall transaction or to any other agreements or documents.

        12.13  MISCELLANEOUS PROVISIONS.

        The various headings and numbers herein and the grouping of provisions of this Agreement into separate Sections and paragraphs are for the purpose of convenience only and shall not be considered a part hereof. The language in all parts of this Agreement shall in all cases be construed in accordance with its fair meaning as if prepared by all Parties to the Agreement and not strictly for or against any of the Parties.



                         (SIGNATURES ON FOLLOWING PAGE)

        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.


                                       "Employer"

                                       Flour City Architectural Metals, Inc.,
                                       a Delaware corporation



                                       By:  /s/ JOHN W. TANG
                                           --------------------------------
                                       Name: John W. Tang
                                            -------------------------------
                                       Title: Director
                                             ------------------------------

                                      "Company"

                                       Flour City International, Inc.,
                                       a Nevada corporation



                                       By:  /s/ JOHN W. TANG
                                           --------------------------------
                                       Name: John W. Tang
                                            -------------------------------
                                       Title: Director
                                             ------------------------------


                                       "Executive"


                                        -----------------------------------
                                        Michael J. Russo

        IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.


                                       "Employer"

                                       Flour City Architectural Metals, Inc.,
                                       a Delaware corporation



                                       By: /s/ JOHN W. TANG
                                           --------------------------------
                                       Name: John Tang
                                            -------------------------------
                                       Title:
                                             ------------------------------

                                      "Company"

                                       Flour City International, Inc.,
                                       a Nevada corporation



                                       By: /s/ JOHN W. TANG
                                           --------------------------------
                                       Name: John Tang
                                            -------------------------------
                                       Title:
                                             ------------------------------


                                       "Executive"

                                        /s/ MICHAEL J. RUSSO
                                        -----------------------------------
                                        Michael J. Russo


                                       19